UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-013-8020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2006, RenaissanceRe Holdings Ltd. (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of 12,000,000 6.60% Series D Preference Shares (the “Shares”), a copy of which is attached to this Form 8-K and filed herewith under Item 9.01 as Exhibit 1.1. The Shares were registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (Reg. No. 333-117318) of the Registrant.

Item 8.01 Other Events

On December 11 and December 12, 2006, the Company issued the press releases attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are filed as part of this report:

1.1	Underwriting Agreement, dated December 12, 2006, by and among the Company, and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as the Representatives for the Underwriters named in Schedule II thereto.

4.1	Form of Share Certificate evidencing the Shares.

4.2	Certificate of Designation, Preferences and Rights of the Shares.

5.1	Opinion of Conyers Dill & Pearman.

99.1	Copy of the Company’s press release, issued December 11, 2006.

99.2	Copy of the Company’s press release, issued December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: December 13, 2006	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 12, 2006, among the Company, and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC, as Representatives for the Underwriters named in Schedule II thereto.

4.1	Form of Share Certificate evidencing the Shares.

4.2	Certificate of Designation, Preferences and Rights of the Shares.

5.1	Opinion of Conyers Dill & Pearman

99.1	Copy of the Company’s press release, issued December 11, 2006.

99.2	Copy of the Company’s press release, issued December 12, 2006.